As filed with the Securities and Exchange
                         Commission on December 4, 2000

                           PROXY STATEMENT PURSUANT
                      TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /x/ Filed by a party other than the Registrant / /

Check the appropriate box:
                           / /  Preliminary Proxy Statement
                           / /  Definitive Proxy Statement
                           /x/  Definitive Additional Materials
                           / / Soliciting Material Pursuant to Rule 14a-12 / / Confidential, for Use of the Commission Only
                                (as permitted by rule 14a-6(e)(2))

                   MUNIHOLDINGS NEW YORK INSURED FUND, INC.
                P.O. Box 9011, Princeton, New Jersey 08543-9011
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               (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
 /x/ No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

[Logo Omitted] Merrill Lynch Investment Managers


YOUR VOTE COUNTS.
PLEASE VOTE TODAY!

Dear Shareholder:

Recently, you were mailed proxy materials asking you to consider and vote on a reorganization involving a fund you own, as highlighted in the box below.

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               MuniHoldings New York Insured Fund IV, Inc. into
                   MuniHoldings New York Insured Fund, Inc.

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There are three reasons we are proposing to reorganize the funds. First, the surviving fund is expected to have a lower expense ratio, which should result in a higher yield for shareholders. Second, a larger fund will provide greater liquidity in the marketplace than the smaller funds can currently offer. This becomes very important as clients buy and sell shares. Third, funds with more assets generally boost their profile in the marketplace, leading to more street research, analyst coverage and generally creating more interest in the products. We believe that the reorganization should make the surviving fund more attractive in the marketplace, which should benefit all of the funds' shareholders.

For your information, we have also included a question and answer sheet that addresses frequently asked questions about the reorganization.

The Board of Directors of each Fund has carefully reviewed the proposals relating to each Fund, which are described in the proxy materials previously sent to you. For the reasons outlined in the proxy statement, the Board of Directors unanimously recommends a vote in favor of each proposal.

In order for your vote to be counted and to avoid further solicitation, we must receive your voting instructions on or before December 13, 2000. If you have any questions regarding the meeting agenda or the execution of your proxy, please call Shareholder Communications Corporation at 1-800-371-9115. Here is how you can vote your proxy.


[GRAPHIC OMITTED]           [GRAPHIC OMITTED]            [GRAPHIC OMITTED]


By Phone                    By Internet                  By Mail

Please call                 Access website               Return your
Shareholder                 www.proxyvote.com            executed proxy
Communications              and enter the 12-digit       in the enclosed
Corporation toll free       control number               postage paid
at 1-800-371-9115.          printed on your              envelope. Please
Representatives are         proxy card. If you           use this option
available to take           wish to vote via             only if the other
your vote Monday            Internet, you must           two methods are
through Friday              do so no later than          unavailable, as we
between the hours           4:00 p.m. Eastern            may not receive your
of 9:00 a.m. and            Time on December             executed proxy by
11:00 p.m. and              12, 2000. After that         December 13, 2000.
Saturday from               time, you must use
12:00 p.m. to               one of the other
6:00 p.m. Eastern           voting options.
Time.


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REMEMBER, YOUR VOTE COUNTS.

PLEASE VOTE TODAY.

Please take the time to vote your shares in order to reduce the need for additional costly solicitation efforts or Meeting adjournments.
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Merrill Lynch Investment Managers